Kodiak AI Reports Third Quarter 2026 Results, Secures Landmark Unsupervised Autonomous Trucking Agreement as Company Nears Long-Haul Launch

•Secured a binding definitive agreement with DTL Transport for 75 customer-owned and operated unsupervised autonomous trucks, marking a major commercial milestone for Kodiak's Driver-as-a-Service model.
•Advanced our Autonomy Readiness Measure to 99%, nearing our targeted year-end unsupervised autonomous long-haul launch.
•Delivered the first Kodiak-powered Western Star 49X trucks to Atlas Energy Solutions, bringing Atlas's fleet of customer-owned autonomous trucks to 37.
•Selected International LT as Kodiak's third OEM platform, with unsupervised autonomous deployments targeted for the second half of 2027.
•Named IKEA Supply as our first long-haul launch partner for unsupervised autonomous operations, advancing plans for regular commercial freight service.

MOUNTAIN VIEW, Calif. (November 5, 2026) - Kodiak AI, Inc. (Nasdaq: KDK), a leading provider of Physical AI-powered autonomous vehicle technology, today announced results for the third quarter ended September 30, 2026.

During the third quarter, Kodiak made significant strides toward its targeted year-end unsupervised autonomous long-haul launch, while laying the groundwork for the next phase of commercial growth. With growing customer commitments and an expanding unsupervised autonomous fleet, the Company is building a scalable, Driver-as-a-Service business with opportunities across Long-haul trucking, Industrial and Defense. Kodiak's ability to deploy its Physical AI-powered technology across multiple truck platforms, combined with its commercial operating experience, supports its strategy to grow deployments and recurring revenue through a capital-efficient model.

“We are approaching a defining moment for Kodiak as we advance toward our targeted year-end unsupervised autonomous long-haul launch, with our Autonomy Readiness Measure now at 99%,” said Don Burnette, Founder and Chief Executive Officer of Kodiak. “Our landmark binding agreement with DTL Transport to deploy the Kodiak

Driver in 75 customer-owned and operated unsupervised autonomous trucks represents a significant commercial commitment to our Driver-as-a-Service model and demonstrates growing customer confidence in Kodiak's technology and commercial capabilities. With years of real-world commercial operating experience behind us, we're building toward the next phase of growth: more trucks, more miles, and more customer contracts.”
Third Quarter Results and Business Highlights:
•Secured a binding definitive agreement with DTL Transport to deploy the Kodiak Driver in 75 customer-owned and operated trucks, marking a landmark commercial commitment under Kodiak's Driver-as-a-Service model and building on its commercial freight operations with DTL.
•Advanced the Autonomy Readiness Measure to 99%, bringing Kodiak closer to its targeted year-end unsupervised autonomous long-haul launch and the start of regular unsupervised autonomous freight service on U.S. highways.
•Delivered the first two Kodiak-powered Western Star trucks to Atlas Energy Solutions, bringing Atlas's fleet of customer-owned unsupervised autonomous trucks to 37 by quarter-end.
•International LT selected as Kodiak's third OEM platform, with engineering integration underway and unsupervised autonomous deployments targeted for the second half of 2027.
•Named IKEA Supply as Kodiak's first unsupervised autonomous long-haul launch partner, with plans to begin regular unsupervised autonomous freight service along the Dallas-to-Houston corridor.
•Brought simulation capabilities fully in-house, including Kodiak's AI-powered BreakPoint technology, to accelerate development, testing and validation of the Kodiak Driver while reducing costs.
•Surpassed 58,000 cumulative paid driverless hours and nearly 30,000 cumulative loads delivered, while transporting more than 396,000 tons of freight during Q3, more than double the tons transported in the prior quarter.
•Launched commercial freight operations with Charger Logistics, along the Dallas-to-Laredo corridor, thereby adding another customer and route to Kodiak's long-haul network.
•Completed the West Fraser trial in Alberta, Canada, demonstrating the adaptability of Kodiak's autonomous technology to rugged forestry operations and supporting potential expansion into additional Industrial applications.
•Successfully completed the U.S. Marine Corps ROGUE-Fires demonstration at Fort Hunter Liggett, showcasing new autonomous convoy capabilities using technology derived from Kodiak's commercial platform and highlighting its potential for broader Defense applications.
•Received a permit to test autonomous trucks in California and made the first ever autonomous delivery in the state, establishing a pathway toward future unsupervised autonomous commercial deployment in California.
•Q3 Net Cash used in operating activities of $35.2 million.
•Q3 Free Cash Flow (Non-GAAP) of negative $38.0 million.
•Ended Q3 with $113.6 million in Cash and Cash Equivalents and Marketable Securities.
“Our third quarter results reflect continued commercial progress as we build a more predictable, recurring revenue business,” said Surajit Datta, Chief Financial Officer of Kodiak. “Revenue grew 286% year-over-year, driven primarily by expanding Driver-as-a-Service operations and a one-time Defense contribution, while free cash flow performance exceeded our guidance expectations. As we prepare for the next phase of commercial growth, our priorities remain clear: grow recurring revenue, reduce the cost of the Kodiak Driver, and improve operating leverage as deployments scale.”

Upcoming Conferences
Management will present at the following investor conferences:
•J.P. Morgan U.S. Opportunities Forum on November 12, 2026, in Miami, Florida
•Stephens Annual Investment Conference on November 17, 2026, in Nashville, Tennessee
•Northland Growth Conference on December 16, 2026, virtually

A live and archived webcast of the presentations will be available on Kodiak’s Investor Relations section of the Company’s website, https://kodiak.ai/investors.
Conference Call Information
Management will host a conference call to discuss the third quarter results today at 5:00 p.m. ET (2:00 p.m. PT).
The call may be accessed through a live audio webcast on the Investor Relations section of the Company’s website, https://kodiak.ai/investors. An audio replay will be available at the same location.
About Kodiak AI, Inc.
Kodiak AI, Inc. (Nasdaq: KDK) is a leader in Physical AI, developing unsupervised autonomous technology designed to power any machine that moves.
The core of the company’s solution is the Kodiak Driver, a vehicle-agnostic autonomous driving system that combines advanced AI-powered software with modular hardware. Together, they perceive, think and act in the real world. Kodiak’s technology is currently deployed by customers in active, real-world operations with no one in the cab.
The Kodiak Driver is designed to operate across long-haul trucking, industrial trucking, and defense. Because the same AI system is deployed across multiple applications, experience compounds: progress in one improves Kodiak’s Physical AI solution across all of them.
Kodiak AI commercializes its technology through Driver-as-a-Service offerings, customer-owned unsupervised autonomous deployments, and strategic partnerships. In 2024, Kodiak achieved a historic milestone, becoming the first company to deploy driverless technology in customer-owned driverless trucks. Today, its commercial partners and customers include Atlas Energy Solutions, Werner Enterprises, IKEA, Bridgestone, Roehl Transport, General Dynamics Land Systems, and C.R. England.
For more information about Kodiak, please visit https://kodiak.ai/investors.

Contacts

Kodiak Investor Relations
Steve Philistin
Senior Investor Relations Manager
investors@kodiak.ai

Kodiak Media Relations
Daniel Goff
VP of External Affairs
+1 646-515-3933
dan@kodiak.ai
Additional Media Contact
Stacy Morris
Futurista Communications for Kodiak
+1 310-415-9188
stacy.morris@futuristacommunications.com

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Kodiak’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identiﬁed by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Kodiak’s operational and product roadmap, its relationships with partners and suppliers, and its ability to produce and deploy the Kodiak Driver at scale; expectations regarding Kodiak’s expansion plans and opportunities, including following its trial program with West Fraser, its addressable markets, its expectations regarding the geographic expansion of its unsupervised autonomous freight network, and its ability to successfully operate in live commercial service; Kodiak’s expectations regarding the timing of completion of work on its highway launch safety case and the timing of launching unsupervised autonomous trucks for long-haul highways operations; expectations regarding the timing and commercial deployment of International LT trucks; expectations regarding the benefits of Kodiak’s Gen7 system; Kodiak’s expected liquidity; and other expectations regarding Kodiak’s future business and financial performance, such as Kodiak’s approach to operational and financial discipline, Kodiak's expectations regarding financing opportunities and accessing capital markets, its future cash flows, its long-term expectations with respect to fleet deployment, annualized revenue run rate and free cash flow breakeven, and path to profitability and free cash flow. These statements are based on various assumptions, whether or not identiﬁed in this press release, and on the current expectations of Kodiak’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a deﬁnitive statement of fact or probability. Actual events and circumstances are difﬁcult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kodiak. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, ﬁnancial, political and legal conditions; the rapid evolution of autonomous vehicle technology and flaws or errors in Kodiak’s solutions or flaws in or misuse of autonomous vehicle technology in general; risks related to the rollout of Kodiak’s business and the timing of expected business milestones; the effects of competition on Kodiak’s business; supply shortages in the materials necessary for the production of the Kodiak Driver; risks related to working with third-party manufacturers for key components of the Kodiak Driver; risks related to the retroﬁtting of Kodiak’s vehicles by third parties; the termination or suspension of any of Kodiak’s contracts or the reduction in counterparty spending; delays in Kodiak’s operational roadmap with key partners and customers; and Kodiak’s ability to raise capital in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in ﬁlings by Kodiak with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kodiak may not presently know or that Kodiak currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Kodiak’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Kodiak’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Kodiak specifically disclaims any obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we consider certain non-GAAP measures, including the following, which we use to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
This press release and our earnings call may also include references to forward-looking free cash flow, a non-GAAP financial measure. To the extent that such forward-looking financial measures are provided, they are presented on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
We define these non-GAAP financial measures as their respective GAAP measures, each excluding stock-based compensation expense. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Free Cash Flow
We define free cash flow as net cash used in operating activities, which is the most directly comparable measure calculated in accordance with GAAP, less purchases of property and equipment. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.

Kodiak AI, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values; unaudited)

	September 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$30,883	$50,761
Marketable securities	82,761	69,908
Accounts receivable	277	879
Prepaid expenses and other current assets	5,788	4,464
Total current assets	119,709	126,012
Restricted cash	950	1,450
Property and equipment, net	32,777	26,553
Operating lease right-of-use assets	4,890	5,261
Other assets	178	131
Total assets	$158,504	$159,407
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$272	$1,455
Accrued expenses and other current liabilities	18,099	11,354
Operating lease liabilities, current	2,018	1,916
Debt, current portion	666	1,065
Second lien loans	12,632	10,872
Total current liabilities	33,687	26,662
Debt, net of current portion	29,410	29,878
Operating lease liabilities, noncurrent	3,099	3,584
Common stock warrants	19,521	158,346
Other liabilities	973	804
Total liabilities	86,690	219,274
Commitments and contingencies
Redeemable convertible preferred stock
Series A cumulative redeemable convertible preferred stock, $0.0001 par value	223,185	223,185
Stockholders’ deficit
Common stock, $0.0001 par value	20	17
Additional paid-in capital	636,005	570,578
Accumulated other comprehensive (loss) income	(108)	22
Accumulated deficit	(787,288)	(853,669)
Total stockholders’ deficit	(151,371)	(283,052)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$158,504	$159,407

Kodiak AI, Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(In thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$2,969	$770	$8,298	$2,744
Operating expenses:
Research and development	25,422	13,452	65,674	35,804
General and administrative	14,532	9,177	39,391	21,463
Truck and freight operations	11,507	6,627	30,461	16,102
Sales and marketing	1,886	1,483	4,679	3,290
Total operating expenses	53,347	30,739	140,205	76,659
Loss from operations	(50,378)	(29,969)	(131,907)	(73,915)
Other (expenses) income:
Interest expense	(922)	(941)	(2,727)	(3,365)
Interest income and other, net	1,107	(3,018)	1,633	(2,555)
Loss on issuance of equity instruments	—	(210,722)	—	(210,722)
Change in fair value of common stock warrants	78,213	—	201,151	—
Change in fair value of second lien loans	(607)	(21,784)	(1,760)	(23,938)
Change in fair value of simple agreements for future equity	—	2,473	—	(190,075)
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	(5,974)	—	(7,272)
Total other (expenses) income, net	77,791	(239,966)	198,297	(437,927)
Net (loss) income before income taxes	27,413	(269,935)	66,390	(511,842)
Income tax benefit (expense)	1	—	(9)	(4)
Net (loss) income	$27,414	$(269,935)	$66,381	$(511,846)
Unrealized (losses) gains on marketable securities, net of tax	10	—	(130)	—
Comprehensive (loss) income	$27,424	$(269,935)	$66,251	$(511,846)
Net (loss) income	$27,414	$(269,935)	$66,381	$(511,846)
Adjustments to net (loss) income attributable to common stockholders[1]	(6,885)	—	(59,014)	—
Net (loss) income attributable to common stockholders	$20,529	$(269,935)	$7,367	$(511,846)
Net loss per common share, basic[1]	$0.11	$(3.89)	$0.04	$(8.13)
Net loss per common share, diluted[1]	$0.09	$(3.89)	$(1.03)	$(8.13)
Weighted-average common shares outstanding, basic	194,506	69,405	186,098	62,978
Weighted-average common shares outstanding, diluted	227,558	69,405	188,085	62,978
___________________________
[1] Net (loss) income per common share for the three and nine months ended September 30, 2026 reflects total adjustments of $6.9 million and $13.0 million, respectively, consisting of cumulative preferred dividends, undistributed earnings to participating securities, and, for the nine months ended September 30, 2026, a $46.1 million non-cash deemed dividend from a conversion price adjustment. Net income attributable to common stockholders used in calculating basic net income per share was $20.5 million and $7.4 million for the three and nine months ended September 30, 2026, respectively. Net (loss) income attributable to common stockholders used in calculating diluted net (loss) income per share was $20.9 million for the three months ended September 30, 2026, and a net loss of $192.9 million for the nine months ended September 30, 2026, which reflects the deduction of $201.2 million in fair value gains on common stock warrants.

Kodiak AI, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities:
Net (loss) income	$66,381	$(511,846)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,949	2,124
Stock-based compensation	21,229	10,136
Non-cash lease expense	1,588	1,372
Accretion of discount on marketable securities	(1,057)	—
Transaction costs allocated to common stock warrants	1,984	3,223
Change in fair value of second lien loans	1,760	23,938
Change in fair value of simple agreements for future equity	—	190,075
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	7,272
Change in fair value of common stock warrants	(201,151)	—
Loss on issuance of equity instruments	—	210,722
Non-cash interest expense	346	641
(Gain) loss on disposal of property and equipment, net	(88)	130
Changes in operating assets and liabilities:
Accounts receivable	602	574
Prepaid expenses and other current assets	(195)	(2,596)
Other assets	(47)	—
Accounts payable	(185)	(239)
Accrued expenses and other current liabilities	6,440	(4,589)
Operating lease liabilities	(1,566)	(1,369)
Other liabilities	169	216
Net cash used in operating activities	(98,841)	(70,216)
Investing activities:
Proceeds from maturities of marketable securities	92,267	—
Proceeds from sales of property and equipment	684	—
Purchases of marketable securities	(104,193)	—
Purchases of property and equipment	(12,246)	(11,881)
Net cash used in investing activities	(23,488)	(11,881)
Financing activities:
Repayment of debt	(1,213)	(11,776)
Proceeds from issuance of second lien loans	—	43,865
Proceeds from issuance of simple agreements for future equity	—	23,660
Proceeds from issuance of Series A cumulative redeemable convertible preferred stock	—	145,000
Proceeds from the reverse recapitalization, net of transaction costs	—	26,239
Proceeds from issuance of common stock and warrants in connection with a private placement	100,000	—
Proceeds from exercise of stock options	2,035	1,221
Proceeds from exercise of common stock warrants	7,156	—
Payments of offering costs	(5,527)	(16,618)
Net cash provided by financing activities	102,451	211,591
Net change in cash and cash equivalents and restricted cash	(19,878)	129,494
Cash and cash equivalents and restricted cash at beginning of period	52,211	18,159
Cash and cash equivalents and restricted cash at end of period	$32,333	$147,653

Kodiak AI, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Research and development expense reconciliation:
GAAP research and development	$25,422	$13,452	$65,674	$35,804
Stock-based compensation	(3,789)	(2,228)	(8,985)	(5,148)
Non-GAAP research and development	$21,633	$11,224	$56,689	$30,656

General and administrative expense reconciliation:
GAAP general and administrative	$14,532	$9,177	$39,391	$21,463
Stock-based compensation	(4,182)	(2,475)	(10,296)	(3,952)
Non-GAAP general and administrative	$10,350	$6,702	$29,095	$17,511

Truck and freight operations expense reconciliation:
GAAP truck and freight operations	$11,507	$6,627	$30,461	$16,102
Stock-based compensation	(327)	(152)	(687)	(329)
Non-GAAP truck and freight operations	$11,180	$6,475	$29,774	$15,773

Sales and marketing expense reconciliation:
GAAP sales and marketing	$1,886	$1,483	$4,679	$3,290
Stock-based compensation	(528)	(390)	(1,261)	(707)
Non-GAAP sales and marketing	$1,358	$1,093	$3,418	$2,583

Total operating expenses reconciliation:
GAAP operating expenses	$53,347	$30,739	$140,205	$76,659
Stock-based compensation	(8,826)	(5,245)	(21,229)	(10,136)
Non-GAAP operating expenses	$44,521	$25,494	$118,976	$66,523

Loss from operations reconciliation:
GAAP loss from operations	$(50,378)	$(29,969)	$(131,907)	$(73,915)
Stock-based compensation	8,826	5,245	21,229	10,136
Non-GAAP loss from operations	$(41,552)	$(24,724)	$(110,678)	$(63,779)

Kodiak AI, Inc.
Selected Cash Flow Information
(In thousands; unaudited)
Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net cash used in operating activities	$(35,222)	$(33,357)	$(98,841)	$(70,216)
Purchases of property and equipment	(2,782)	(6,645)	(12,246)	(11,881)
Free cash flow	$(38,004)	$(40,002)	$(111,087)	$(82,097)